EXHIBIT 23.1


                      Consent of Stonefield Josephson, Inc.



We consent to the incorporation by reference herein of our report dated March 30, 2002, relating to the consolidated balance sheet of Health Sciences Group, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and comprehensive income and cash flows for the year ended December 31, 2001, incorporated by reference to the Form S-8 Registration Statement and the related Prospectus.





/s/ Stonefield Josephson, Inc.
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Santa Monica, California
May 24, 2002